Exhibit 99.2
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
Overview
On November 1, 2022, DuPont de Nemours, Inc. (“DuPont”) completed the previously announced divestiture of the majority of the Company’s historic Mobility & Materials segment, including the Engineering Polymers business line and select product lines within the Performance Resins and Advanced Solutions business lines (the “M&M Divestiture”), to Celanese Corporation (“Celanese”) for a purchase price of $11.0 billion in cash, subject to transaction adjustments in accordance with the Transaction Agreement (the “Transaction”). In addition, as previously announced on February 18, 2022, the Board of Directors approved the divestiture of the Delrin® acetal homopolymer (H-POM) business (the "Delrin® Divestiture"), subject to entry into a definitive agreement and satisfaction of customary closing conditions. The Delrin® Divestiture together with the M&M Divestiture represent a strategic shift and therefore, beginning with DuPont’s quarterly report on Form-10-Q for the period ended March 31, 2022, both divestitures were reflected as discontinued operations, including prior periods.

Unaudited Pro Forma Financial Information
The following unaudited pro forma consolidated financial statements of DuPont were derived from its historical consolidated financial statements and are being presented to give effect to the Transaction. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2022 gives effect to the Transaction as if it had occurred on that date. DuPont has not included unaudited pro forma consolidated statements of operations for the six months ended June 30, 2022 as the Transaction was reflected as a component of discontinued operations within the consolidated statement of operations in DuPont’s Quarterly Report on Form 10-Q for June 30, 2022.

The unaudited pro forma consolidated statements of operations for the years ended December 31, 2021, 2020 and 2019 give effect to the pro forma discontinued operations presentation of the Transaction as if the Transaction had occurred on January 1, 2019 and in accordance with Financial Accounting Standards Board Accounting Standards Codification 205, “Presentation of Financial Statements” (“ASC 205”) for those historical periods.

The unaudited pro forma consolidated financial statements should be read in conjunction with: (i) the accompanying notes to the unaudited pro forma consolidated financial statements, (ii) DuPont’s audited consolidated financial statements, the accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in DuPont’s Annual Report on Form 10-K for the year ended December 31, 2021; and (iii) DuPont’s unaudited consolidated financial statements, the accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in DuPont’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022.

The unaudited pro forma consolidated financial statements, prepared in accordance with Article 11 of Securities and Exchange Commission (“SEC”) Regulation S-X, are for informational purposes only and are not intended to be a complete presentation of DuPont’s operating results or financial position had the Transaction occurred as of and for the periods indicated, nor do they purport to project the results of operations or financial position for any future period or as of any future date. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity.

DuPont de Nemours, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
as of June 30, 2022

	DuPont	M&M Divestiture	Pro Forma Adjustments	DuPont Pro Forma
(in millions)	As Reported	Note 1	Note 2
Assets
Current Assets
Cash and cash equivalents	$1,439	$10,511	$—	$11,950
Accounts and notes receivable – net	2,267	—	41	2,308
Inventories	2,356	—	—	2,356
Prepaid and other current assets	187	—	—	187
Assets of discontinued operations	7,757	(6,556)	—	1,201
Total current assets	14,006	3,955	41	18,002
Net property	5,564	—	—	5,564
Other Assets
Goodwill	16,610	—	—	16,610
Other intangible assets	5,805	—	—	5,805
Restricted cash and cash equivalents	53	—	—	53
Investments and noncurrent receivables	836	—		836
Deferred income tax assets	137	—	—	137
Deferred charges and other assets	1,429	—	—	1,429
Total other assets	24,870	—	—	24,870
Total Assets	$44,440	$3,955	$41	$48,436
Liabilities and Equity
Current Liabilities
Short-term borrowings	$661	$—	$—	$661
Accounts payable	2,135	—	35	2,170
Income taxes payable	352	—	—	352
Accrued and other current liabilities	1,004	—	33	1,037
Liabilities of discontinued operations	1,342	(1,184)	—	158
Total current liabilities	5,494	(1,184)	68	4,378
Long-Term Debt	10,625	—	—	10,625
Other Noncurrent Liabilities
Deferred income tax liabilities	590	—	—	590
Pension and other post employment benefits	694	—	—	694
Other noncurrent obligations	900	—	32	932
Total other noncurrent liabilities	2,184	—	32	2,216
Total Liabilities	18,303	(1,184)	100	17,219
Equity
Total DuPont’s stockholders’ equity	25,528	5,317	(59)	30,786
Noncontrolling interests	609	(178)	—	431
Total equity	26,137	5,139	(59)	31,217
Total Liabilities and Equity	$44,440	$3,955	$41	$48,436
See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

DuPont de Nemours, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
for the Year Ended December 31, 2021

	DuPont	M&M Divestiture	DuPont Adjusted	Other Discontinued Operations Adjustments	DuPont Pro Forma
(in millions, except per share amounts)	As Reported	Note 3	(subtotal)	Note 4
Net sales	$16,653	$(3,533)	$13,120	$(554)	$12,566
Cost of sales	10,803	(2,481)	8,322	(351)	7,971
Research and development expenses	618	(57)	561	(4)	557
Selling, general and administrative expenses	1,855	(233)	1,622	(20)	1,602
Amortization of intangibles	725	(135)	590	(24)	566
Restructuring and asset related charges - net	55	(5)	50	—	50
Acquisition, integration and separation costs	133	(52)	81	—	81
Equity in earnings of nonconsolidated affiliates	94	(9)	85	—	85
Sundry income (expense) - net	163	(5)	158	(13)	145
Interest expense	525	—	525	—	525
Income from continuing operations before income taxes	2,196	(584)	1,612	(168)	1,444
Provision for (benefit from) income taxes on continuing operations	392	(128)	264	(27)	237
Income from continuing operations, net of tax	1,804	(456)	1,348	(141)	1,207
Net income from continuing operations attributable to noncontrolling interests	48	(18)	30	—	30
Net income from continuing operations attributable to DuPont common stockholders	$1,756	$(438)	$1,318	$(141)	$1,177

Earnings per common share from continuing operations:
Basic	$3.24				$2.17
Diluted	$3.23				$2.16
Weighted average common shares outstanding:
Basic	542.7				542.7
Diluted	544.2				544.2

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

DuPont
Unaudited Pro Forma Consolidated Statement of Operations
for the Year Ended December 31, 2020

	DuPont	M&M Divestiture	DuPont Adjusted	Other Discontinued Operations Adjustments	DuPont Pro Forma
(in millions, except per share amounts)	As Reported	Note 3	(subtotal)	Note 4
Net sales	$14,338	$(2,802)	$11,536	$(408)	$11,128
Cost of sales	9,508	(2,156)	7,352	(289)	7,063
Research and development expenses	625	(56)	569	(4)	565
Selling, general and administrative expenses	1,701	(201)	1,500	(8)	1,492
Amortization of intangibles	696	(131)	565	(23)	542
Restructuring and asset related charges - net	845	(27)	818	(4)	814
Goodwill impairment charges	3,214	(1,140)	2,074	(212)	1,862
Acquisition, integration and separation costs	177	—	177	—	177
Equity in earnings of nonconsolidated affiliates	187	(19)	168	—	168
Sundry income (expense) - net	667	(19)	648	(16)	632
Interest expense	672	—	672	—	672
Loss from continuing operations before income taxes	(2,246)	871	(1,375)	116	(1,259)
Provision for (benefit from) income taxes on continuing operations	160	(47)	113	(23)	90
Loss from continuing operations, net of tax	(2,406)	918	(1,488)	139	(1,349)
Net income from continuing operations attributable to noncontrolling interests	28	(12)	16	—	16
Net loss from continuing operations available to DuPont common stockholders	$(2,434)	$930	$(1,504)	$139	$(1,365)

Earnings per common share from continuing operations:
Basic	$(3.31)				$(1.86)
Diluted	$(3.31)				$(1.86)
Weighted average common shares outstanding:
Basic	735.5				735.5
Diluted	735.5				735.5

See accompanying Notes to the Unaudited Pro Forma Financial Information.

DuPont
Unaudited Pro Forma Consolidated Statement of Operations
for the Year Ended December 31, 2019

	DuPont	M&M Divestiture	DuPont Adjusted	Other Discontinued Operations Adjustments	DuPont Pro Forma
(in millions, except per share amounts)	As Reported	Note 3	(subtotal)	Note 4
Net sales	$15,436	$(3,266)	$12,170	$(467)	$11,703
Cost of sales	10,026	(2,263)	7,763	(344)	7,419
Research and development expenses	689	(63)	626	(5)	621
Selling, general and administrative expenses	2,057	(207)	1,850	(8)	1,842
Amortization of intangibles	701	(131)	570	(25)	545
Restructuring and asset related charges - net	152	(15)	137	—	137
Goodwill impairment charges	242	—	242	—	242
Acquisition, integration and separation costs	1,257	—	1,257	—	1,257
Equity in earnings of nonconsolidated affiliates	85	—	85	—	85
Sundry income (expense) - net	144	(17)	127	(8)	119
Interest expense	667	—	667	—	667
(Loss) income from continuing operations before income taxes	(126)	(604)	(730)	(93)	(823)
Provision for (benefit from) income taxes on continuing operations	(2)	(109)	(111)	(23)	(134)
(Loss) income from continuing operations, net of tax	(124)	(495)	(619)	(70)	(689)
Net income from continuing operations attributable to noncontrolling interests	29	(9)	20	—	20
Net (loss) income from continuing operations available to DuPont common stockholders	$(153)	$(486)	$(639)	$(70)	$(709)

Earnings (loss) per common share from continuing operations:
Basic	$(0.21)				$(0.95)
Diluted	$(0.21)				$(0.95)
Weighted average common shares outstanding:
Basic	746.3				746.3
Diluted	746.3				746.3
See accompanying Notes to the Unaudited Pro Forma Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
The following items resulted in adjustments in the unaudited pro forma consolidated financial statements:

NOTE 1
Cash and cash equivalents within the unaudited pro forma condensed consolidated balance sheet as of June 30, 2022 reflects the $11.0 billion purchase price as adjusted for preliminary and other adjustments in accordance with the Transaction Agreement. These adjustments include approximately $0.5 billion of cash transferred with the M&M business for which DuPont was reimbursed at closing resulting in a net adjustment of $10.5 billion.
The final purchase price will be determined subsequent to the closing of the Transaction to reflect adjustments in accordance with the Transaction Agreement, including final net working capital adjustments.
The M&M Divestiture reflects DuPont’s current best estimate of the assets, liabilities, and equity of the Transaction prepared in accordance with discontinued operations guidance set forth in ASC 205. These amounts are considered preliminary and as such, actual amounts could differ from these estimates.
NOTE 2
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2022 has been adjusted to reflect certain pro forma adjustments including indemnification balances arising under the terms of the Transaction Agreement related to pre-separation taxes payable and pension adjustments, as well as ongoing transactions with Celanese. DuPont anticipates additional impacts from the Transaction Agreement, however, the full financial impact cannot be determined at this time.
Use of the full proceeds from the Transaction are not reflected in the pro forma balance sheet because such uses are subject to management’s discretion and are not currently considered directly attributable to the Transaction.
NOTE 3
The unaudited pro forma consolidated statements of operations for the years ended December 31, 2021, 2020 and 2019 have been adjusted to reflect the elimination of revenues, costs and expenses directly attributable to the Transaction.
NOTE 4
The unaudited pro forma consolidated statements of operations for the years ended December 31, 2021, 2020, and 2019 reflect pro forma adjustments for the Delrin® Divestiture. The Delrin® Divestiture reflects DuPont’s current best estimate of the operations of the Delrin® Business prepared in accordance with discontinued operations guidance set forth in ASC 205. These amounts are considered preliminary and as such, actual amounts could differ from these estimates. The divestiture of the Delrin® business is subject to entry into a definitive agreement and satisfaction of customary closing conditions.